Exhibit 10.1

Howard M. Ehrenberg (CA Bar No. 125527)
Daniel A. Lev (CA Bar No. 129622)
Varand Gourjian (CA Bar No. 205344)
SULMEYER, KUPETZ, BAUMANN & ROTHMAN
A Professional Corporation
300 South Grand Avenue, 14th Floor
Los Angeles, California 90071
Telephone: (213) 626-2311
Facsimile: (213) 629-4520

Attorneys for Timothy J. Yoo, Chapter 7 Trustee




                         UNITED STATES BANKRUPTCY COURT

              CENTRAL DISTRICT OF CALIFORNIA, LOS ANGELES DIVISION



In re                                        CASE NO. LA 00-42737-EC

THE ENTERTAINMENT INTERNET, INC.,            (Jointly Administered with
a Nevada corporation, and                    Case No. LA 00-44137-EC)
ONLY MULTIMEDIA NETWORK, INC.,
a California  corporation,
                                             Chapter 7
                  Debtors.
                                             ORDER RE MOTION TO APPROVE SALE OF
                                             PROPERTY OF THE ESTATE  PURSUANT TO
                                             11 U.S.C.ss.363

                                             DATE:     September 19, 2001
                                             TIME:     1:30 p.m.
                                             PLACE:    Courtroom 1639
                                                       255 East Temple Street
                                                       Los Angeles, CA 90012


-----------------------------------

                  On September 19, 2001, the Motion to Approve Sale of Property of the Estate Pursuant to 11 U.S.C. Section 363 (the "Motion") filed by Timothy
J. Yoo, the duly appointed, qualified, and acting Chapter 7 Trustee (the "Trustee") for the estate of the debtors The Entertainment Internet, Inc. ("EINI") and Only Multimedia Network, Inc. ("OMNI") (collectively, the "Debtors"), came on for its regularly scheduled hearing before the Honorable

Ellen Carroll, United States Bankruptcy Judge, presiding. The Trustee appeared by and through Daniel A. Lev, Sulmeyer, Kupetz, Baumann & Rothman. Other appearances as noted on the record.

                  Based on the Notice of Motion and Motion, the memorandum of points and authorities and declarations in support thereof, the representations and arguments of counsel, all judicially noticeable facts, and after finding that no overbidders were present at the date and time scheduled for the Motion, and after further finding that the proposed sale is fair as contemplated in
Section 3(a)(7) and/or Section 3(a)(10) of the Securities Act of 1933, and after further finding that the sale is in the best interests of the estate, and for good cause appearing therefore,

                  IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

                  1. The Motion is granted.

                  2. The Trustee is authorized to sell EINI's interest in the "corporate shell" or the corporate power and existence of EINI, including its authorized but unissued common capital stock (collectively, the "Corporate Assets"), for the sum of $50,000.00, to Champion Equities, LLC.

                  3. The sale of the Corporate Assets shall be free and clear of all public and private liens, interests, judgments, obligations, and encumbrances, and such liens, interests, judgments, obligations, and encumbrances, if any, shall attach to the sale proceeds in the same priority and in the same effect as under applicable law.

                  4. The Trustee is authorized to execute any and all documents as are necessary to carry out the terms of this Order.

Dated: November 27, 2001
       -----------------                      s/ ELLEN CARROLL
                                              ------------------------------
                                              Honorable Ellen Carroll
                                              United States Bankruptcy Judge

Howard M. Ehrenberg (CA Bar No. 125527)
Varand Gourjian (CA Bar No. 205344)
SULMEYER, KUPETZ, BAUMANN & ROTHMAN
A Professional Corporation
300 South Grand Avenue, 14th Floor
Los Angeles, California 90071
Telephone: (213) 626-2311
Facsimile: (213) 629-4520

Attorneys for Timothy J. Yoo, Chapter 7 Trustee




                         UNITED STATES BANKRUPTCY COURT

              CENTRAL DISTRICT OF CALIFORNIA, LOS ANGELES DIVISION



In re                                        CASE NO. LA 00-42737-EC

THE ENTERTAINMENT INTERNET, INC.,            (Jointly Administered with
a Nevada corporation, and                    Case No. LA 00-44137-EC)
ONLY MULTIMEDIA NETWORK, INC.,
a California  corporation,
                                             Chapter 7
                  Debtors.
                                             MOTION TO APPROVE SALE OF PROPERTY
                                             OF THE ESTATE PURSUANT TO 11
                                             U.S.C.ss.363; MEMORANDUM OF POINTS
                                             AND AUTHORITIES  AND DECLARATION OF
                                             TIMOTHY J. YOO IN SUPPORT THEREOF

                                             DATE:     September 19, 2001
                                             TIME:     1:30 p.m.
                                             PLACE:    Courtroom 1639
                                                       255 East Temple Street
                                                       Los Angeles, CA 90012



-----------------------------------


TO THE HONORABLE ELLEN CARROLL, UNITED STATES BANKRUPTCY JUDGE, THE OFFICE OF THE UNITED STATES TRUSTEE, THE DEBTORS, DEBTORS' COUNSEL AND OTHER PARTIES IN
INTEREST:

                  Timothy J. Yoo, the duly appointed, qualified, and acting Chapter 7 trustee (the "Trustee"), in the bankruptcy case of The Entertainment

Internet, Inc. ("EINI") and Only Multimedia Network, Inc. ("OMNI") (collectively, the "Debtors"), hereby moves the Court, pursuant to 11 U.S.C.
Section 363, for an order approving the sale of EINI's interest in the "corporate shell" or the corporate power and existence of EINI, including its authorized but unissued common capital stock (collectively, the "Corporate Assets"), for the sum of $50,000.00 (the "Purchase Price"). The buyer of the Corporate Assets is Champion Equities, LLC (the "Buyer").

                  The sale of the Corporate Assets is subject to the Buyer's conditions that: (1) the Trustee shall authorize and implement a three hundred-for-one (300-for-1) reverse-split of all EINI shares, (2) the Trustee shall cancel all preferred shares of stock, (3) the Trustee shall cancel all common and preferred share conversion rights of any kind, including warrants, options and convertible debt, (4) the Trustee shall issue to the new management of the company a total of two million five hundred thousand (2,500,000) post-split shares, (5) the Trustee shall issue to the new investors of the company a total of five million (5,000,000) post-split shares, (6) the Trustee shall cause a liability opinion as to the status of EINI to be delivered to the Buyer, (7) the Trustee shall cause to be delivered to the Buyer a Certificate of Good Standing of EINI, (8) the Court shall cause the sale to be free and clear of all public and private liens, interests, judgments, obligations, and encumbrances, (9) the Trustee shall make attempts to cause to be delivered to Buyer all corporate books and records of EINI to Buyer upon closing, and (10) the Buyer be authorized to amend the Articles of Incorporation of EINI in accordance with the terms of this Court's order on this Motion.

                  In addition to the Buyer's conditions, the Trustee requests that the Court rule on the fairness of this sale as contemplated in Section 3(a)(7) and/or Section 3(a)(10) of the Securities Act of 1933, and also requests that the order entered by the Court approving the sale state that the transaction is fair and otherwise in the best interests of the Debtor and its creditors.
                  The Debtor has no ownership interest in the Buyer. The Buyer agrees to purchase the estate's interest in the Corporate Assets pursuant to the terms set forth in the Letter Offer and Addendum thereto (the "Offer") attached hereto and incorporated herein by this reference as Exhibit "1." The sale of the Corporate Assets shall be free and clear of all liens, claims, and encumbrances that might have been in existence as of the commencement of this bankruptcy case.
                  The Trustee believes that the sale is in the best interests of the estate for the following reasons:

                  1. The Purchase Price maximizes the value of the estate's interest in the Corporate Assets to the estate.

                  2. The terms of the sale with the Buyer have been negotiated at arms-length and the consideration for purchase of the Corporate Assets is fair and reasonable, and represents the fair market value for the Corporate Assets.

                  3. The Trustee has satisfied all procedural requisites of notice of the Motion to Approve Sale of Property of the Estate (the "Motion") to obtain Court approval of this sale.

                  In order to maximize the greatest value for this estate and its creditors, at the hearing on this Motion, parties offering to purchase the estate's interest in the Corporate Assets on substantially the same or better terms as those set forth in the Offer shall have an opportunity to overbid for the purchase of the Corporate Assets. Any initial overbid shall include a "break-up" fee of $15,000.00 in addition to a $5,000.00 overbid amount. Thus, the minimum initial overbid shall be in the amount of $70,000.00. All subsequent overbids shall be in increments of $5,000.00. Any party that wishes to overbid must bring to the hearing a cashier's check or money order made payable to "Timothy J. Yoo, Chapter 7 Trustee" in the amount of $70,000.00.

                  In the event of additional bids in excess of $70,000.00, the bidders must provide the Trustee with adequate proof of financial ability to complete the transaction and a stipulation that the overbidder shall be bound by the same terms as the Buyer. Should the overbidder be successful, the overbidder must pay to the Trustee, at the hearing or immediately thereafter, the total amount of the overbid in the form of a cashier's check or money order. The Buyer shall have the right to participate in any overbids.

                  In the event of an overbid proceeding, and the Buyer successfully overbids any overbidder, the terms of payment under the Offer are not superseded. The Buyer shall pay to the Trustee, at the hearing or immediately thereafter, the total amount overbid in the form of a cashier's check or money order.

                  The motion is based upon this Motion, the concurrently filed Notice of Motion, the attached Memorandum of Points and Authorities, the Declaration of Timothy J. Yoo, the documents and pleadings on file herein, and upon such other evidence as may properly be presented to the Court at the hearing.

DATED: August 6, 2001                       SULMEYER, KUPETZ, BAUMANN & ROTHMAN
                                            A Professional Corporation





                                            By:  s/ VARAND GOURJIAN
                                               ---------------------------------
                                               Varand Gourjian
                                               Attorneys for Timothy J. Yoo,
                                               Chapter 7 Trustee

                      MEMORANDUM OF POINTS AND AUTHORITIES
                      ------------------------------------
                                       I.
                                       --
                                  INTRODUCTION
                                  ------------

                  Timothy J. Yoo, the duly appointed, qualified, and acting Chapter 7 trustee (the "Trustee") in the jointly administered bankruptcy cases of The Entertainment Internet, Inc. ("EINI") and Only Multimedia Network, Inc. ("OMNI") (the "Debtors"), seeks Court approval of the sale of the estate's interest in the "corporate shell" or the corporate power and existence of EINI, including its authorized but unissued common capital stock (collectively, the "Corporate Assets"), for the sum of $50,000.00 (the "Purchase Price") subject to certain conditions set forth below. The Trustee is confident that each of the factors for establishing a sound business justification for the sale of the Corporate Assets have been satisfied and the sale, therefore, should be approved.

                                       II.
                                       ---
                        FACTUAL AND PROCEDURAL BACKGROUND
                        ---------------------------------

                  EINI filed a voluntary petition under Chapter 11 of Title 11 of the United States Code on November 22, 2000. OMNI filed a voluntary petition under Chapter 11 of Title 11 of the United States Code on December 8, 2000. On February 13, 2001 this Court entered an Order granting the motion for joint administration of the estates of EINI and OMNI. Both cases were subsequently converted to cases under Chapter 7. Pursuant to a notice of appointment, the Trustee became the duly appointed, qualified, and acting Chapter 7 Trustee in these jointly administered cases and continues to act in this capacity.

                  EINI owns 100% of the stock of OMNI. As a result, the Debtors are "affiliates" within the meaning of 11 U.S.C. ss.101(2). The Debtors are engaged in the business of developing and operating a website known as Castnet.com ("Castnet"). Castnet is a working actors' database designed for those professionals who are pursuing on-camera work in film, TV and commercials, as well as live theatre and other performance areas. Through its Castnet website, the Debtors enable members of the entertainment industry, including actors, directors and talent agents, to come together in an electronic community which allows virtually instant response to communication and searches for information.

                  On July 12, 2001, the managing member of the Buyer contacted the Trustee, and made an offer to purchase the Corporate Assets of the Debtor for the amount of $50,000.00 subject to certain terms and conditions. The Trustee, by and through his proposed counsel, made a counteroffer to the terms and conditions of the Buyer's offer. After further discussions, the Buyer agreed to the terms and conditions of the Trustee's counteroffer and, as such, the Buyer delivered a down-payment of $50,000.00 to the Trustee which is currently being held in the Trustee's account pending final Court approval of the sale.

                  A. The Estate's Interest in the Corporate Assets.
                     ---------------------------------------------

                  The estate's interest to be sold consists of the "corporate shell" or the corporate power and existence of EINI, including its authorized but unissued common capital stock. The Buyer has offered to pay the Trustee the sum of $50,000.00 to purchase the Corporate Assets.

                  The Trustee has determined, in his best business judgment, that the proposed purchase price and terms are fair and reasonable. The Trustee believes that he will not receive a better offer on the estate's interest in the Corporate Assets other than the offer that is the subject of this Motion. B. The Terms of the Sale.

                  The terms of the sale are more fully set forth in the Offer attached hereto as Exhibit "1." The following is a summary of the terms of the sale:

                  1. The Change in Corporate Structure of EINI.
                     -----------------------------------------

                  The sale of the Corporate Assets is subject to the Buyer's conditions that: (1) the Trustee shall authorize and implement a three hundred-for-one (300-for-1) reverse-split of all EINI shares, (2) the Trustee shall cancel all preferred shares of stock, (3) the Trustee shall cancel all common and preferred share conversion rights of any kind, including warrants, options and convertible debt, (4) the Trustee shall issue to the new management of the company a total of two million five hundred thousand (2,500,000) post-split shares, (5) the Trustee shall issue to the new investors of the company a total of five million (5,000,000) post-split shares, (6) the Trustee shall cause a liability opinion as to the status of EINI to be delivered to the Buyer (7) the Trustee shall cause to be delivered to the Buyer a Certificate of Good Standing of EINI (8) the Court shall cause the sale to be free and clear of all public and private liens, interests, judgments, obligations, and encumbrances, (9) the Trustee shall make attempts to cause to be delivered to Buyer all corporate books and records of EINI to Buyer upon closing, and (10) the Buyer be authorized to amend the Articles of Incorporation of EINI in accordance with the terms of this Court's order on this Motion.

                  In addition to the Buyer's conditions, the Trustee requests that the Court rule on the fairness of this sale as contemplated in Section 3(a)(7) and/or Section 3(a)(10) of the Securities Act of 1933, and also requests that the order entered by the Court approving the sale state that the transaction is fair and otherwise in the best interests of the Debtor and its creditors.

                  2. The Purchase Price and Overbid Procedure.
                     ----------------------------------------

                  As indicated earlier, the estate's interest in the Corporate Assets is to be purchased for the sum of $50,000.00. A deposit of $5,000.00 has already been paid to the Trustee and is currently on deposit in the Trustee's account. Should the Court approve the terms of this sale and there be no overbids, Buyer will pay to the Trustee, at the hearing or immediately thereafter, the remaining $45,000.00.

                  In the event of any successful overbid of the estate's interest in the Corporate Assets, the Trustee must receive a non-refundable payment of $70,000.00 by cashier's check or money order at the hearing. In the event that the Buyer successfully overbids any overbidder, the Buyer shall pay to the Trustee, at the hearing or immediately thereafter, the total amount of the overbid in the form of a cashier's check or money order.

                  3. Other Terms.
                     ------------

                  Under the terms of the Agreement, the deposit of $5,000.00 previously paid to the Trustee shall remain in the Trustee's account pending consummation of the sale. In the event that the Trustee is unable to obtain and deliver the shares of stock to the Buyer or deliver the Corporate Assets free and clear of all liens, claims or encumbrances to the Buyer, the Agreement shall automatically be null and void and the $5,000.00 deposit shall be immediately returned to the Buyer.

                  Further, pursuant to the Agreement, the estate's interest in the Corporate Assets shall be sold free and clear of all encumbrances, security interests and liens in existence as of the Petition Date. Finally, the Corporate Assets shall be sold "AS IS" and "WHERE IS" and without any warranties as to condition, fitness for use, and marketability except for the promises which might be reasonably construed as a warranty (i.e., the promise that the Corporate Assets will be delivered to Buyer free and clear of liens, claims, or encumbrances or that the shares to be issued will be non-restricted).

                                      III.
                                      ----
                TERMS OF THE SALE ARE WITHIN THE TRUSTEE'S SOUND
                ------------------------------------------------
                    EXERCISE OF REASONABLE BUSINESS JUDGMENT
                    ----------------------------------------

                  A.   Section 363(b)(1) Permits the Sale of Property of the
                       -----------------------------------------------------
                       Debtor Outside the Ordinary Course of Business.
                       -----------------------------------------------

                  Section 363(b)(1) permits a trustee, after notice and a hearing to "sell, other than in the ordinary course of business, property of the estate." Section 363(b)(1) requires the proponent of the sale to establish that:
                  1.     a "sound business purpose" justifies the sale;
                  2. "accurate and reasonable notice" of the sale was provided;

                  3. "the price to be paid is adequate, i.e., fair and reasonable"; and
                  4. "good faith, i.e., the absence of any lucrative deals with insiders, is present."

                  In re Industrial Valley Refrig. and Air Cond. Supplies, Inc.,
                  ------------------------------------------------------------
77 B.R. 15, 21 (Bankr. E.D. Pa. 1987).

                  As discussed below, the Trustee believes that each of the foregoing requirements have been met. Therefore, the Court should grant the Motion and permit the Trustee to sell the estate's interest in the Corporate Assets to the Buyer pursuant to the terms of the Offer.

                  1.  Sound Business Justification.
                      ----------------------------

                  The Bankruptcy Appellate Panel in In re Walter, 83 B.R. 14
                                                    ------------
(9th Cir. BAP. 1988), adopted a flexible, case by case test to determine whether the business purpose for the proposed sale justifies disposition of property of the estate under Section 363(b).

                  In Walter, the Court adopted the reasoning of the Fifth
                     ------
Circuit in In re Continental Airlines, Inc., 780 F.2d 1223, 1226 (5th Cir.
           --------------------------------
1986), and the Second Circuit in In re Lionel Corp., 722 F.2d 1063, (2d Cir.
                                 -----------------
1983), and articulated the criteria a Bankruptcy Court should consider in deciding whether to approve or disapprove the use or sale of estate property under Section 363(b):


                           Whether the proffered business justification is
                  sufficient depends on the case. As the Second Circuit held in Lionel, the bankruptcy judge should consider all salient
                  ------
                  factors pertaining to the proceeding and, accordingly, act to further the diverse interests of the debtor, creditors and equity holders alike. He might for example look to such relevant facts as the proportionate value of the asset to the estate as a whole, the amount of elapsed time since the filing, the likelihood that a plan of reorganization will be proposed and confirmed in the near future, the effect of the proposed disposition on future plans of reorganization, the proceeds to be obtained from the disposition vis-a-vis any appraisals of the property, which of the alternatives of use, sale or lease the proposal environs and, most importantly perhaps, whether the asset is increasing or decreasing in value. The list is not intended to be exclusive, but merely to provide guidance to the bankruptcy judge.

Walter, 83 B.R. at 19-20, quoting Continental Airlines, Inc., 780 F.3d at 1226.
------                    ------- --------------------------

                  The purchase price was derived through arms-length negotiations and is a fair market price for the estate's interest in the Corporate Assets. The Buyer's offer is the highest and best offer the Trustee has received to date. Furthermore, the Buyer recognizes that the sale is explicitly conditioned upon Court approval and the opportunity for overbids.

                  The facts pertaining to the sale at issue justify and substantiate the Trustee's business decision that the contemplated sale of the estate's interest in the Corporate Assets is in the best interest of EINI's estate and should be approved by the Court. The Trustee has considered several factors in determining the value of the estate's interest in the Corporate Assets, including the sales cost and time delay associated with marketing and selling the estate's interest in the Corporate Assets.

                  The foregoing demonstrates that the sale of the estate's interest in the Corporate Assets is justified by sound business purpose, satisfying the first requirement for a sale under Section 363(b).

                  2. The Purchase Price for the Sale of the EINI's Corporate
                     -------------------------------------------------------
                     Assets is Fair and Reasonable.
                     ------------------------------

                  For the purposes of Section 363(b), the requirement that a fair and reasonable price be obtained for the property has been defined as requiring a price equaling at least 75% of the fair market value of the property
- absent extenuating circumstances. In re Abbotts Dairies of Pennsylvania, Inc.,
                                    --------------------------------------------
788 F.2d 143 (3d Cir. 1986); Willemain v. Kivitz, 764 F.2d 1019 (4th Cir. 1985);
                             --------------------
In re Karpe, 84 B.R. 926 (Bankr. M.D. Pa. 1988). The Trustee believes the offer
-----------
to be fair and reasonable in considering the nature of the Corporate Assets, the price being received, and the ability of the Buyer to effectively consummate the sales transaction. Thus, the Purchase Price constitutes the fair market value of the estate's interest in the Corporate Assets and is, therefore, "fair and reasonable."

                  3.  Good Faith.
                      -----------

                  The good faith requirement "focuses principally on the element of special treatment of the debtor's insiders in the sale transaction . . . ."
Industrial Valley, B.R. at 17. In this case, EINI has no ownership interest in
------------------
the Buyer. The Trustee is an independent fiduciary whose obligations lie with the estate, not EINI. As such, the sale to the Buyer has been negotiated extensively on an arms-length basis and confers no special treatment on EINI.

                  4. Accurate and Reasonable Notice.
                     ------------------------------

                  Rule 2002(a)(2) of the Federal Rules of Bankruptcy Procedure requires that "not less than 20 days notice by mail" be given for a "proposed use, sale or lease of property of the estate other than in the ordinary course of business . . ." Rule 2002(c)(1) requires the notice to "include the time and place of any public sale, the terms and conditions of any private sale and the time fixed for filing objections." Notice of the proposed sale has been given in accordance with these Rules, as evidenced by the Notice of Motion on file with the court and the proof of service attached thereto.

                  In view of the compelling business reasons for the sale of the estate's interest in the Corporate Assets, and the sale's satisfaction of the procedural and substantive requirements of Section 363(b), the Trustee submits that the Court should approve the sale to the Buyer.

                                       IV.
                                       ---
       EINI'S CORPORATE ASSETS SHOULD BE SOLD FREE AND CLEAR OF ALL LIENS
       ------------------------------------------------------------------

                  Section 363(f) provides that a Trustee may sell assets of the estate "free and clear of any interest in such property of an entity other than the estate only if - (1) applicable non-bankruptcy law permits sale of such property free and clear of such interest; (2) such entity consents; (3) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property; (4) such interest is in bona fide dispute; or (5) such entity could be compelled, in legal or equitable proceedings, to accept a money satisfaction of such interest." This section of the Bankruptcy Code has been interpreted to be in the disjunctive, rather than the conjunctive. Thus, the Trustee need only demonstrate that one of the elements of this section exists. In re Elliot, 94 B.R. 343, 345 (Bankr. E.D. Pa.
                                 ------------
1988). In the present case, the Trustee believes there are no liens against the Corporate Assets.

                  Furthermore, the Trustee has satisfied the requirements of both Sections 363(f)(2) and (3). The Trustee has notified all interested parties of the sale through the notice of motion. Any party objecting to such sale may file their objection with the Court and be heard at the hearing on the Motion. If there is no objection, the parties will be deemed to have consented to the sale of the Corporate Assets. See Veltman v. Whetzal, 93 F.3d 517 (8th Cir.
                                  ------------------
1996) (failure to object to proposed sale, coupled with agreement authorizing sale free of interest, constituted consent); In re Elliot, 94 B.R. 343 (E.D. Pa.
                                             ------------
1988) (implied consent found); In re Tabore, Inc., 175 B.R. 855 (Bankr. D.N.J.
                               ------------------
1994) (failure to object to notice of sale or attend hearing deemed consent to sale for purposes of section 363); In re Shary, 152 B.R. 724 (Bankr. N.D. Ohio
                                   -----------
1993) (state's failure to object to transfer of liquor license constituted consent to sale). Thus, pursuant to Section 363(f)(2), the Trustee may sell the Corporate Assets, free and clear of any interest of entities other than the bankruptcy estate because they will be deemed to have consented to the sale of the Corporate Assets, if they make no objections to the sale.

                  Pursuant to Section 363(f)(3), the Trustee may sell property of the estate free and clear of interests if the interest is a lien and the price at which the property is to be sold is greater than the aggregate value of all liens on that property. This provision requires the Court to look not merely to the value of the lien of the objecting creditor, but to whether the estate has any equity in the property. The question becomes, "what is the value of the liens?" Early decisions held that Section 363(f)(3) required that the sales price exceed the face amount of all lients. However, more recent decisions have held that the term "value" should be interpreted as the "secured valued of the liens, not the face amount." See In re Beker Industries Corp., 63 B.R. 474, 477
                                 ----------------------------
(Bankr. S.D.N.Y. 1986) (actual value as distinguished from lien); In re Collins,
                                                                  --------------
180 B.R. 447, 450-01 (Bankr. E.D. Va. 1995) (actual value rather than base amount of the lien); In re WPRV-TV, Inc., 143 B.R> 315, 320 (D.P.R.) 1991, 983
                     -------------------
F.2d 336 (1st Cir. 1993) (actual value as used inss.506(a)0; In re Milford
                                                             -------------
Group, Inc., 150 B.R. 904, 906 (Bankr. E.D. Pa. 1992) (value of collateral
-----------
rather than value of all debts against property); In re Oneida Lake Dev., Inc.,
                                                  -----------------------------
114 B.R. 352 (Bankr. N.D.N.Y. 1990) (value of creditor's interest in property rather than face amount of lien); In re Terrace Gardens Park Partnership, 96
                                  --------------------------------------
B.R. 707 (Bankr. W.D. Tex. 1989) (debtor could sell estate property free and clear of liens, so long as the sale price exceeded the value of the property, even if it did not exceed the aggregate of all the debts asserted to be secured by liens on the property).

                  In this case, the Trustee will sell the Corporate Assets, subject only to overbids. Thus, the sale will draw buyers who are specifically interested in the Corporate Assets. An auction setting necessarily establishes the fair market value of the property because willing buyers are bidding against each other. If the value of the liens is measured as the value of the collateral, and not the face value of the lien, then an auction will ensure that the full, fair market value of the collateral is received. Thus, the Section 363(f)(3) requirement that the price at which the property is sold is greater than the aggregate value of all liens will be satisfied.

                  Therefore, the Trustee has more than satisfied the requirements of Section 363(f) because he has demonstrated that not one, but two of the conditions of this Section exist in the present case. As such, based on the foregoing reasons, the Trustee believes that the sale of the Corporate Assets free and clear of any liens, claims or interests is proper pursuant to
Section 363(f), and the liens, claims or interests, if any, should attach to the proceeds of the sale pursuant to Sections 363(f)(2) and 363(f)(3).

                                       V.
                                       --
                      THE BUYER IS A GOOD FAITH PURCHASER
                      -----------------------------------
                           PURSUANT TO SECTION 363(m)
                           --------------------------

                  The Court should hold that the Buyer is a good faith purchaser entitled to the protections afforded a purchaser pursuant to Section 363(m).

            Section 363(m) provides:
            The reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such authorization to an entity that purchased or leased such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale or lease were stayed pending appeal.

                  Pursuant to Section 363(m), a good faith purchaser is one who buys in good faith and for value. Lack of good faith is shown by fraud, collusion between the purchaser and the trustee, or an attempt to take grossly unfair advantage of other bidders. In re Ewell, 958 F.2d 276, 279 (9th Cir.
                                   -----------
1992). The Buyer has agreed to pay the fair market value for the Corporate Assets and has acted in good faith. Therefore, the Court should find that the Buyer is a good faith purchaser pursuant to Section 363(m).

                                       VI.
                                       ---
                        THE OFFER IS FAIR AS CONTEMPLATED
                       ----------------------------------
        UNDER SECTIONS 3(a)(7) OR (a) (10) OF THE SECURITIES ACT OF 1933
        ----------------------------------------------------------------

                  In the event that the Trustee is unable to issue the post-split shares to the Buyer without restriction on their transferability, the Trustee seeks a further finding from the Court in an abundance of caution that the terms of the Offer for the sale of the Corporate Assets is fair as contemplated under either Sections 3(a)(7) and/or (a)(10) of the Securities Act of 1933 which is specifically found at 15 U.S.C. Sections 77c(a)(7) and (a)(10).

                  Section 77c exempts certain categories of securities from registration with the Securities Exchange Commission (the "SEC") under certain specific conditions. As securities exempt from registration with the SEC, they may be transferable without restriction. Without the exemptions, these securities must be registered with the SEC and would not be transferable without restriction.

                  Section 77c(a)(7) exempts those securities from registration with the SEC which have been "issued by a receiver or by a trustee or debtor in possession in a case under title 11 of the United States Code, with the approval of the court."

                  The Trustee believes that the exemption requires under Section 77c(a)(7) will be satisfied in this case. The Trustee will be issuing 2,500,000 post-split shares to the new management and 5,000,000 post-split shares to the new investors pursuant to the terms of the Offer in a Chapter 7 case under Title
11. The Trustee is further seeking approval of the terms of the Agreement on the grounds, among others, that the terms are fair and reasonable. To the extent that the Court approves the Trustee's motion and determines that the terms of the sale of the Corporate Assets are fair and reasonable, the Trustee requests that the Court further find it approves the Offer as contemplated pursuant to
Section 77c(a)(7). If the Court makes this further determination and approves the terms as contemplated pursuant to Section 77c(a)(7), the shares issued by the Trustee would be exempt from registration with the SEC and, pursuant to
Section 77c(a)(7), the Trustee could issue and transfer the shares without any restrictions.

                  Further, pursuant to Section 77c(a)(7), the shares issued by the Trustee may also be exempt from registration with the SEC and, therefore, may be transferred without restriction. Section 77c(a)(7) provides in pertinent part:

                   [W]ith respect to a security exchanged in a
                   -------------------------------------------
                   case under Title 11 of the United States
                   ----------------------------------------
                   Code, any securities which are issued in
                   ----
                   exchange for one or more claims or property
                   interests, or partly in such exchange and
                   partly for cash, where the terms and
                                    -------------------
                   conditions of such issuance and exchange are
                   --------------------------------------------
                   approved, after a hearing upon the fairness
                   -------------------------------------------
                   of such terms and conditions at which all
                   -----------------------------------------
                   persons to whom it is proposed to issue
                   ---------------------------------------
                   securities in such exchange shall have the
                   ------------------------------------------
                   right to appear, by any court, or by any
                   ----------------------------------------
                   official or agency of the United States, or
                   -------------------------------------------
                   by any State or Territorial banking or
                   --------------------------------------
                   insurance commission or other governmental
                   ------------------------------------------
                   authority expressly authorized by law to
                   ----------------------------------------
                   grant such approval;
                   --------------------

11 U.S.C. Section 77c(a)(10) (emphasis added).

                  The Trustee believes that the requirements of Section 77c(a)(10) will be satisfied in this case. The Trustee seeks to exchange the shares for the purchase price of $50,000.00 in a Chapter 7 case under Title 11.

The Trustee also seeks approval of the terms of the Offer at a hearing in which the Court determines the fairness and reasonableness of the terms, including the issuance of the shares by the Trustee. Finally, the Buyer, as the recipient of the issued securities, will have the opportunity to appear at the hearing on the approval of the terms of the Offer. To the extent that the Court approves the Trustee's motion and determines that the terms of the Offer are fair and reasonable, the Trustee requests that the Court further find it approves the terms of the Offer as fair as contemplated under Section 77(a)(10). If the Court makes this further determination, the shares issued by the Trustee would be exempt from registration with the SEC and, pursuant to Section 77c(a)(10), the Trustee could issue and transfer the shares without any restrictions.

                  Based on the foregoing, it is clear that in the event that the Court approves the sale of the Corporate Assets and finds that the Offer is fair, as contemplated pursuant to Sections 77c(a)(7) and (1)(10), the Trustee may issue and transfer the shares without any restrictions given that it has satisfied the requirements of Sections 77c(a)(7) and (a)(10).

                                      VII.
                                      ----
                                   CONCLUSION
                                   ----------

                  Based upon the foregoing, the Trustee respectfully requests that the motion be granted in all respects, and for such other and further relief as the Court deems just and proper.

DATED: August 6, 2001             SULMEYER, KUPETZ, BAUMANN & ROTHMAN
                                  A Professional Corporation





                                  By:  s/ VARAND GOURJIAN
                                       ---------------------------------
                                       Varand Gourjian
                                       Attorneys for Timothy J. Yoo,
                                       Chapter 7 Trustee

                          DECLARATION OF TIMOTHY J. YOO
                          -----------------------------

                  I, Timothy J. Yoo, declare:

                  1. I am the duly appointed, qualified and acting Chapter 7 Trustee ("Trustee") in the bankruptcy case of The Entertainment Internet, Inc. ("EINI"), jointly administered with Only Multimedia Network, Inc. ("OMNI") (the "Debtors"). I make this declaration in support of the Motion to Approve the Sale of Property of the Estate (the "Motion"). The facts stated below are known to be true of my personal knowledge, except for those stated upon information and belief, and I believe those to be true.

                  2. EINI filed a voluntary petition under Chapter 11 of Title 11 of the United States Code on November 22, 2000. OMNI filed a voluntary petition under Chapter 11 of Title 11 of the United States Code on December 8, 2000. On February 13, 2001 this Court entered an Order granting the motion for joint administration of the estates of EINI and OMNI. Both cases were subsequently converted to cases under Chapter 7.

                  3. Pursuant to a notice of appointment, I became the duly appointed, qualified, and acting Chapter 7 Trustee in these jointly administered cases and continue to act in this capacity.

                  4. EINI owns 100% of the stock of OMNI. As a result, the Debtors are "affiliates" within the meaning of 11 U.S.C. ss.101(2). The Debtors are engaged in the business of developing and operating a website known as Castnet.com ("Castnet"). Castnet is a working actors' database designed for those professionals who are pursuing on-camera work in film, TV and commercials, as well as live theatre and other performance areas. Through its Castnet website, the Debtors enable members of the entertainment industry, including actors, directors and talent agents, to come together in an electronic community which allows virtually instant response to communication and searches for information.

                  5. On July 12, 2001, the managing member of Champion Equities, LLC (the "Buyer") contacted me, and made an offer to purchase the Corporate Assets of the Debtor for the amount of $50,000.00 subject to certain terms and conditions. I, by and through my proposed counsel, made a counteroffer to the terms and conditions of the Buyer's offer. After further discussions, the Buyer agreed to the terms and conditions of my counteroffer and the purchase price of $50,000.00 and, as such, the Buyer delivered a down-payment of $5,000.00 to me which is currently being held in my account pending final Court approval of the sale.

                  6. This proposed sale of the Corporate Assets is subject to the Buyer's conditions that: (1) the Trustee shall authorize and implement a three hundred-for-one (300-for-1) reverse-split of all EINI shares, (2) the Trustee shall cancel all preferred shares of stock, (3) the Trustee shall cancel all common and preferred share conversion rights of any kind, including warrants, options and convertible debt, (4) the Trustee shall issue to the new management of the company a total of two million five hundred thousand (2,500,000) post-split shares, (5) the Trustee shall issue to the new investors of the company a total of five million (5,000,000) post-split shares, (6) the Trustee shall cause a liability opinion as to the status of EINI to be delivered to the Buyer (7) the Trustee shall cause to be delivered to the Buyer a Certificate of Good Standing of EINI (8) the Court shall cause the sale to be free and clear of all public and private liens, interests, judgments, obligations, and encumbrances, (9) the Trustee shall make attempts to cause to be delivered to Buyer all corporate books and records of EINI to Champion upon closing, and (10) the Buyer be authorized to amend the Articles of Incorporation of EINI in accordance with the terms of this Court's order on this Motion.

                  7. In addition to the Buyer's conditions, I have requested that the Court rule on the fairness of this sale as contemplated in Section 3(a)(7) and/or Section 3(a)(10) of the Securities Act of 1933, and have also requested that the order entered by the Court approving the sale state that the transaction is fair and otherwise in the best interests of the Debtor and its creditors.

                  8. The Debtor has no ownership interest in the Buyer. The Buyer agrees to purchase the estate's interest in the Corporate Assets pursuant to the terms set forth in the Letter Offer and Addendum thereto (the "Offer") attached hereto as Exhibit "1." The sale of the Corporate Assets shall be free and clear of all liens, claims, and encumbrances in existence as of the commencement of this bankruptcy case.

                  9. I believe that the sale is in the best interests of the estate for the following reasons:

                  (a) The Purchase Price maximizes the value of the estate's interest in the Corporate Assets to the estate.

                  (b) The terms of the sale with the Buyer have been negotiated at arms-length and the consideration for purchase of the Corporate Assets is fair and reasonable, and represents the fair market value for the Corporate Assets.

                  (c) I have satisfied all procedural requisites of notice of the Motion to Approve Sale of Property of the Estate (the "Motion") to obtain Court approval of this sale.

                  10. The estate's interest in the Corporate Assets shall be sold free and clear of all encumbrances, security interests and liens in existence as of the Petition Date. Finally, the Corporate Assets shall be sold "AS IS" and "WHERE IS" and without any warranties as to condition, fitness for use, and marketability except for the promises which might be reasonably construed as a warranty (i.e., the promise that the Corporate Assets will be delivered to Buyer free and clear of liens, claims, or encumbrances or that the shares to be issued will be non-restricted).

                  11. In view of the value of the Corporate Assets, I have determined, in my best business judgment, that the proposed purchase price and terms are fair and reasonable. I do not believe that I will receive a better offer for the Corporate Assets than the offer that is the subject of this Motion.

                  12. Based upon the foregoing, I request that the Court approve the sale of the Corporate Assets free and clear of liens, claims, and encumbrances.

                  I declare under penalty of perjury that the foregoing statements are true and correct.

                  EXECUTED THIS 10th DAY OF AUGUST, 2001, AT LOS ANGELES, CALIFORNIA.



                                 s/ TIMOTHY J. YOO
                                 -------------------
                                 Timothy J. Yoo

Howard M. Ehrenberg (CA Bar No. 125527)
Daniel A. Lev (CA Bar No. 129622)
Varand Gourjian (CA Bar No. 205344)
SULMEYER, KUPETZ, BAUMANN & ROTHMAN
A Professional Corporation
300 South Grand Avenue, 14th Floor
Los Angeles, California 90071
Telephone: (213) 626-2311
Facsimile: (213) 629-4520

Attorneys for Timothy J. Yoo, Chapter 7 Trustee




                         UNITED STATES BANKRUPTCY COURT

              CENTRAL DISTRICT OF CALIFORNIA, LOS ANGELES DIVISION



In re                                        CASE NO. LA 00-42737-EC

THE ENTERTAINMENT INTERNET, INC.,            (Jointly Administered with
a Nevada corporation,                        Case No. LA 00-44137-EC)
and ONLY MULTIMEDIA NETWORK, INC.,
a Californiacorporation,
                                             Chapter 7
                  Debtors.
                                             SUPPLEMENTAL DECLARATION OF TIMOTHY
                                             J. YOO IN SUPPORT OF MOTION TO
                                             APPROVE SALE OF PROPERTY OF THE
                                             ESTATE PURSUANT TO 11 U.S.C.ss.363

                                             DATE:     September 19, 2001
                                             TIME:     1:30 p.m.
                                             PLACE:    Courtroom 1639
                                                       255 East Temple Street
                                                       Los Angeles, CA 90012


-----------------------------------

                  I, Timothy J. Yoo, declare:

                  1. I am an attorney at law duly admitted to practice before this Court and the duly appointed, qualified and acting Chapter 7 Trustee for the estate of the jointly administered estates of the debtors The Entertainment Internet, Inc. ("EINI") and Only Multimedia Network, Inc. ("OMNI") (collectively, the "Debtors"). I make this declaration in further support of the

Motion to Approve Sale of Property of the Estate Pursuant to 11 U.S.C. Section 363 (the "Motion") which was heard and approved by the Court on September 19, 2001. Each of the facts contained in this declaration are based on my personal knowledge, and if called as a witness I could and would competently testify thereto.

                  2. EINI filed a voluntary petition under Chapter 11 of Title 11 of the United States Code on November 22, 2000. OMNI filed a voluntary petition under Chapter 11 of Title 11 of the United States Code on December 8, 2000. On February 13, 2001 this Court entered an Order granting the motion for joint administration of the estates of EINI and OMNI. Both cases were subsequently converted to cases under Chapter 7.

                  3. Pursuant to a notice of appointment, I became the duly appointed, qualified, and acting Chapter 7 Trustee in these jointly administered cases and continue to act in this capacity. Subsequent to my appointment, I conducted an examination of the Debtors pursuant to Section 341. Both prior to and subsequent to the examination, I examined and inspected the Debtors' schedules and books and records to determine the scope of secured and unsecured claims against the respective estates. I also caused my proposed counsel, Sulmeyer, Kupetz, Baumann & Rothman to conduct a UCC search in both California and Nevada, the states where the Debtors were incorporated.

                  4. In particular, I was interested in determining what assets could be liquidated to make a distribution to creditors of the estate. Eventually, in July, 2001, I was contacted by the managing member of Champion Equities, LLC (the "Buyer") who made an offer to purchase certain assets of the

EINI estate consisting of EINI's interest in the "corporate shell" or the corporate power and existence of EINI, including its authorized but unissued common capital stock (collectively, the "Corporate Assets") for the amount of $50,000.00. Upon acceptance of the offer, I caused my counsel to prepare, serve and file the Motion to obtain Court approval of the sale.

                  5. My understanding is that the Court approved the sale on September 19, 2001, subject to the submission of a supplemental declaration attesting to (i) my diligence in determining the existence of liens against the Corporate Assets and (ii) the necessity of a finding of fairness under Section 3(a)(7) and/or Section 3(a)(10) of the Securities Act of 1933. As detailed earlier, I undertook all reasonable and necessary steps to determine the existence of any liens, judgments, claims or encumbrances against the Corporate Assets. My investigation did not reveal the existence of any such liens, claims, or encumbrances.

                  6. I am seeking a finding of fairness of this sale as contemplated in Section 3(a)(7) and/or Section 3(a)(10) of the Securities Act of 1933 in the event that I am unable to issue the post-split shares to the Buyer without restriction on their transferability. Section 77c exempts certain categories of securities from registration with the Securities Exchange Commission (the "SEC") under certain specific conditions. As securities exempt from registration with the SEC, they may be transferable without restriction. Without the exemptions, these securities must be registered with the SEC and would not be transferable by the estate without restriction. Section 77c(a)(7) exempts those securities from registration with the SEC which have been "issued by a receiver or by a trustee or debtor in possession in a case under title 11 of the United States Code, with the approval of the court."

                  7. I believe that the exemption required under Section 77c(a)(7) will be satisfied in this case. In connection with the approved sale, in my capacity as Trustee I intend to issue 2,500,000 post-split shares to the new management and 5,000,000 post-split shares to the new investors pursuant to the terms of the offer. If the Court makes this further determination and approves the terms as contemplated pursuant to Section 77c(a)(7), the shares issued by me in my capacity as Trustee would be exempt from registration with the SEC and, pursuant to Section 77c(a)(7), I could issue and transfer the shares without any restrictions which will facilitate consummation of the sale to the Buyer.

                  I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

                  Executed this 19th day of September, 2001, at Los Angeles, California.


                                                     s/ TIMOTHY J. YOO
                                                     -----------------
                                                     Timothy J. Yoo